Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2025 Financial Results

Third quarter net income of $37.2 million, $0.82 diluted earnings per share

Chicago, IL, October 23, 2025 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or for the quarter			Third Quarter Highlights (compared to 2Q25 unless specified)
	3Q25	2Q25	3Q24
Financial Results ($ in thousands)				• Delivered solid third quarter results
Net interest income	$99,871	$95,970	$87,455	reflecting record revenues
Non-interest income	15,864	14,483	14,385
Total revenue(1)	115,735	110,453	101,840	• Completed $75.0 million offering of
Non-interest expense (NIE)	60,518	59,602	54,327	subordinated debt at 6.875%
Pre-tax pre-provision net income (PTPP)(1)	55,217	50,851	47,513
Provision for credit losses	5,298	11,923	7,475	• PTPP ROAA of 2.25%(1), 12th consecutive
Provision for income taxes	12,719	8,846	9,710	quarter greater than 2.00%
Net income	$37,200	$30,082	$30,328
				• TBV per common share of $22.58(1), up 4.7%
Per Share
Diluted earnings per share (EPS)	$0.82	$0.66	$0.69	Income Statement
Dividends declared per common share	0.10	0.10	0.09	• Net interest income of $99.9 million, an
Book value per common share	26.99	26.00	24.70	increase of $3.9 million, or 4.1%
Tangible book value per common share(1)	22.58	21.56	20.21
				• NIM expanded nine bps to 4.27%
Balance Sheet & Credit Quality ($ in thousands)
Total deposits	$7,828,197	$7,810,479	$7,497,887	• Non-interest income of $15.9 million, an
Total loans and leases	7,461,321	7,353,869	6,899,401	increase of $1.4 million, or 9.5%
Net charge-offs	7,107	7,656	8,467
Allowance for credit losses (ACL)	105,717	107,727	98,860	• Adjusted efficiency ratio(1) of 50.27%
ACL to total loans and leases held for investment	1.42%	1.47%	1.44%
				Balance Sheet
Select Ratios (annualized where applicable)				• Total assets of $9.8 billion
Efficiency ratio(1)	51.00%	52.61%	52.02%
Return on average assets (ROAA)	1.52%	1.25%	1.29%	• Total loans and leases grew $107.5 million,
Return on average stockholders' equity	12.21%	10.24%	11.39%	or 5.8%(2)
Return on average tangible common equity(1)	15.11%	12.83%	14.49%
Net interest margin (NIM)	4.27%	4.18%	3.88%	• TCE/TA of 10.78%(1), increase of 39 bps
Common equity to total assets	12.61%	12.27%	11.63%
Tangible common equity to tangible assets(1)	10.78%	10.39%	9.72%	• CET 1 of 12.15%, up 30 bps
Common equity tier 1	12.15%	11.85%	11.35%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Building on the momentum of a strong second quarter, we are pleased to deliver record financial results this quarter as a public company, reflecting the underlying strength of our business. We continue to execute well on our strategic plans and remain focused on becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "Third quarter results highlight the consistency of our execution and the strength of our commercial banking strategy. We delivered record earnings, strong profitability, margin expansion, and solid growth in loans, deposits, and fee revenue. I want to thank our employees for their continued dedication and contributions—they remain central to our success."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.10 per Share

On October 21, 2025, the Company's Board of Directors declared a cash dividend of $0.10 per share. The dividend will be paid on November 18, 2025, to stockholders of record of the Company's common stock as of November 4, 2025.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the third quarter of 2025 was $99.9 million, an increase of $3.9 million, or 4.1%, from the second quarter of 2025. The increase in net interest income was primarily due to higher interest income reflecting growth in the loan and lease portfolio, and lower rates paid on deposits, offset by higher interest expense on other borrowings.

Tax-equivalent net interest margin(1) for the third quarter of 2025 was 4.28%, an increase of nine basis points compared to the second quarter of 2025. The increase was primarily due to lower reliance on brokered time deposits and higher yields on loans and leases, offset by higher costs of borrowings. Net loan accretion income contributed 11 basis points to the net interest margin for the quarter, a two basis point decrease over the prior quarter.

The average cost of total deposits was 2.16% for the third quarter of 2025, a decrease of 11 basis points compared to the second quarter of 2025, mainly as a result of a lower balances of, and rates paid on, brokered time deposits.

Provision for Credit Losses

The provision for credit losses was $5.3 million for the third quarter of 2025, a decrease of $6.6 million compared to $11.9 million for the second quarter of 2025, mainly due to lower non-performing loans and leases, lower watch list and criticized loans, and higher recoveries compared to the prior quarter.

Non-interest Income

Non-interest income for the third quarter of 2025 was $15.9 million, an increase of $1.4 million, or 9.5%, compared to $14.5 million for the second quarter of 2025. The increase in total non-interest income was primarily due to higher net gains on sales of loans. Net gains on sales of loans were $7.0 million for the current quarter, an increase of $1.6 million, or 28.9% compared to the prior quarter. During the third quarter of 2025, we sold $92.9 million of U.S. government guaranteed loans compared to $73.0 million during the second quarter of 2025.

Non-interest Expense

Non-interest expense for the third quarter of 2025 was $60.5 million, an increase of $916,000 , or 1.5%, compared to $59.6 million for the second quarter of 2025. The increase in non-interest expense was mainly due to a $1.5 million increase in other non-interest expense driven primarily by a loss related to the extinguishment of subordinated debt issued in 2020. This was partially offset by a $967,000 decrease in legal, audit and other professional fees.

Our efficiency ratio was 51.00%(1) for the third quarter of 2025, compared to 52.61%(1) for the second quarter of 2025, an improvement of 161 basis points. The improvement in the efficiency ratio was mainly driven by increased total revenues. Excluding significant items, our adjusted efficiency ratio was 50.27%(1) for the third quarter of 2025, compared to 48.20%(1) for the second quarter of 2025, an increase of 207 basis points. On an adjusted basis, non-interest expense increased $4.9 million compared to the second quarter of 2025, principally by higher incentive expense and increased health insurance in salaries and employee benefits.

Income Taxes

We recorded income tax expense of $12.7 million during the third quarter of 2025, compared to $8.8 million during the second quarter of 2025. The effective tax rates were 25.5% and 22.7% for the third quarter of 2025 and second quarter of 2025, respectively. The increase in the effective tax rate was due to income tax benefits related to share-based compensation recorded in the second quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.8 billion as of September 30, 2025, an increase of $92.2 million, or 0.9%, compared to $9.7 billion at June 30, 2025. The increase for the current quarter was mainly due to an increase in net loans and leases of $114.7 million driven by increases to the commercial and industrial loan portfolio, and an increase in cash and cash equivalents of $40.7 million. These were offset by a $63.0 million decrease in securities available-for-sale mainly due to principal paydowns of securities.

Allowance for Credit Losses

The ACL was $105.7 million as of September 30, 2025, a decrease of $2.0 million, or 1.9%, from $107.7 million at June 30, 2025, mainly due to charge-offs of fully reserved loans. Net charge-offs of loans and leases during the third quarter of 2025 were $7.1 million, or 0.38% of average loans and leases, on an annualized basis. This was a decrease of $549,000 compared to net charge-offs of $7.7 million, or 0.43% of average loans and leases, during the second quarter of 2025. The decrease in net charge-offs for the quarter was primarily due to increased recoveries of previously charged-off loans.

Asset Quality

Non-performing assets were $67.4 million, or 0.69% of total assets, as of September 30, 2025, a decrease of $5.1 million from $72.5 million, or 0.75% of total assets, at June 30, 2025. The decrease was primarily driven by charge-offs of reserved loans and the resolution of a large commercial real estate loan. The government guaranteed portion of non-performing loans included in non-performing assets was $8.4 million at September 30, 2025, compared to $8.8 million at June 30, 2025, a decrease of $402,000.

Deposits and Other Liabilities

Total deposits increased $17.7 million, or 0.2% to $7.8 billion at September 30, 2025. The increase in deposits was mainly due to increases in non-interest-bearing demand accounts, mainly due to deposit shift and seasonality, offset by decreases to time deposits driven by decreased brokered time deposits.

Total borrowings and other liabilities were $746.5 million at September 30, 2025, an increase of $29.2 million from $717.3 million at June 30, 2025. The increase was primarily driven by timing of subordinated debt issued during the third quarter and subsequent full redemption of $75.0 million of subordinated notes due 2030 on October 1, 2025.

Stockholders’ Equity

Total stockholders’ equity was $1.2 billion at September 30, 2025, an increase of $45.3 million, or 3.8%, from June 30, 2025, primarily due to an increase in retained earnings from net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 24, 2025, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 463912. A recorded replay can be accessed through November 7, 2025, by dialing (866) 813-9403; passcode: 194319.

A slide presentation relating to our third quarter 2025 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.8 billion in assets and operates 45 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands)	2025	2025	2024
ASSETS
Cash and due from banks	$70,406	$75,114	$77,047
Interest bearing deposits with other banks	188,610	143,236	375,549
Cash and cash equivalents	259,016	218,350	452,596
Equity and other securities, at fair value	10,461	10,759	9,132
Securities available-for-sale, at fair value	1,512,194	1,575,240	1,502,108
Securities held-to-maturity, at amortized cost	—	—	605
Restricted stock, at cost	15,934	18,649	22,743
Loans held for sale	20,566	25,814	19,955
Loans and leases:
Loans and leases	7,440,755	7,328,055	6,879,446
Allowance for credit losses - loans and leases	(105,717)	(107,727)	(98,860)
Net loans and leases	7,335,038	7,220,328	6,780,586
Servicing assets, at fair value	19,019	18,797	18,945
Premises and equipment, net	58,785	59,544	63,135
Other real estate owned, net	4,220	4,946	532
Goodwill and other intangible assets, net	202,014	203,508	199,443
Bank-owned life insurance	106,575	105,714	99,295
Deferred tax assets, net	49,918	57,104	37,737
Accrued interest receivable and other assets	218,635	201,465	217,504
Total assets	$9,812,375	$9,720,218	$9,424,316
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,932,869	$1,773,229	$1,729,908
Interest-bearing deposits	5,895,328	6,037,250	5,767,979
Total deposits	7,828,197	7,810,479	7,497,887
Other borrowings	361,286	414,110	518,786
Subordinated notes, net	148,971	74,127	73,997
Junior subordinated debentures issued to capital trusts, net	71,272	71,136	70,783
Accrued expenses and other liabilities	164,967	157,950	166,551
Total liabilities	8,574,693	8,527,802	8,328,004
STOCKHOLDERS’ EQUITY
Common stock	471	471	454
Additional paid-in capital	758,089	756,029	714,864
Retained earnings	615,784	583,170	507,576
Treasury stock	(56,959)	(57,015)	(47,904)
Accumulated other comprehensive loss, net of tax	(79,703)	(90,239)	(78,678)
Total stockholders’ equity	1,237,682	1,192,416	1,096,312
Total liabilities and stockholders’ equity	$9,812,375	$9,720,218	$9,424,316

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
(dollars in thousands,	September 30,	June 30,	September 30,
except per share data)	2025	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$132,401	$128,199	$128,336
Interest on securities	13,289	13,907	11,260
Other interest and dividend income	2,917	2,421	6,840
Total interest and dividend income	148,607	144,527	146,436
INTEREST EXPENSE
Deposits	42,857	44,380	52,076
Other borrowings	1,502	1,396	3,919
Subordinated notes and debentures	4,377	2,781	2,986
Total interest expense	48,736	48,557	58,981
Net interest income	99,871	95,970	87,455
PROVISION FOR CREDIT LOSSES	5,298	11,923	7,475
Net interest income after provision for credit losses	94,573	84,047	79,980
NON-INTEREST INCOME
Fees and service charges on deposits	2,741	2,633	2,591
Loan servicing revenue	3,062	3,071	3,174
Loan servicing asset revaluation	(1,294)	(2,150)	(2,183)
ATM and interchange fees	1,015	1,059	1,143
Net losses on sales of securities available-for-sale	—	(37)	—
Change in fair value of equity securities, net	(298)	83	388
Net gains on sales of loans	6,981	5,414	5,864
Wealth management and trust income	1,366	1,074	1,101
Other non-interest income	2,291	3,336	2,307
Total non-interest income	15,864	14,483	14,385
NON-INTEREST EXPENSE
Salaries and employee benefits	37,492	37,819	34,974
Occupancy and equipment expense, net	4,531	4,739	4,373
Loan and lease related expenses	1,274	938	703
Legal, audit, and other professional fees	3,876	4,843	3,643
Data processing	4,903	4,986	4,215
Net (gain) loss recognized on other real estate owned and other related expenses	617	(44)	74
Other intangible assets amortization expense	1,494	1,499	1,345
Other non-interest expense	6,331	4,822	5,000
Total non-interest expense	60,518	59,602	54,327
INCOME BEFORE PROVISION FOR INCOME TAXES	49,919	38,928	40,038
PROVISION FOR INCOME TAXES	12,719	8,846	9,710
NET INCOME	$37,200	$30,082	$30,328
EARNINGS PER COMMON SHARE
Basic	$0.82	$0.66	$0.70
Diluted	$0.82	$0.66	$0.69

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	September 30,	June 30,	September 30,
and per share data)	2025	2025	2024
Earnings per Common Share
Basic earnings per common share	$0.82	$0.66	$0.70
Diluted earnings per common share	$0.82	$0.66	$0.69
Adjusted diluted earnings per common share(1)(3)	$0.83	$0.75	$0.70
Weighted average common shares outstanding (basic)	45,102,828	45,306,240	43,516,006
Weighted average common shares outstanding (diluted)	45,372,602	45,484,392	43,966,189
Common shares outstanding	45,859,977	45,866,649	44,384,706
Cash dividends per common share	$0.10	$0.10	$0.09
Dividend payout ratio on common stock	12.20%	15.15%	13.04%
Book value per common share	$26.99	$26.00	$24.70
Tangible book value per common share(1)	$22.58	$21.56	$20.21
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.27%	4.18%	3.88%
Net interest margin, fully taxable equivalent (1)(4)	4.28%	4.19%	3.89%
Average cost of deposits	2.16%	2.27%	2.76%
Efficiency ratio(1)(2)	51.00%	52.61%	52.02%
Adjusted efficiency ratio(1)(2)(3)	50.27%	48.20%	51.62%
Non-interest income to total revenues(1)	13.71%	13.11%	14.13%
Non-interest expense to average assets	2.47%	2.48%	2.31%
Adjusted non-interest expense to average assets(1)(3)	2.44%	2.28%	2.29%
Return on average stockholders' equity	12.21%	10.24%	11.39%
Adjusted return on average stockholders' equity(1)(3)	12.42%	11.51%	11.53%
Return on average assets	1.52%	1.25%	1.29%
Adjusted return on average assets(1)(3)	1.54%	1.41%	1.30%
Pre-tax pre-provision return on average assets(1)	2.25%	2.12%	2.02%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.29%	2.32%	2.03%
Return on average tangible common stockholders' equity(1)	15.11%	12.83%	14.49%
Adjusted return on average tangible common stockholders' equity(1)(3)	15.36%	14.37%	14.67%
Non-interest-bearing deposits to total deposits	24.69%	22.70%	23.07%
Loans and leases held for sale and loans and lease held for investment to total deposits	95.31%	94.15%	92.02%
Deposits to total liabilities	91.29%	91.59%	90.03%
Deposits per branch	$173,960	$173,566	$162,998
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.85%	0.92%	1.02%
Total non-performing assets as a percentage of total assets	0.69%	0.75%	0.75%
ACL to total loans and leases held for investment, net before ACL	1.42%	1.47%	1.44%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.38%	0.43%	0.49%
Capital Ratios
Common equity to total assets	12.61%	12.27%	11.63%
Tangible common equity to tangible assets(1)	10.78%	10.39%	9.72%
Leverage ratio	12.20%	11.92%	11.18%
Common equity tier 1 capital ratio	12.15%	11.85%	11.35%
Tier 1 capital ratio	13.12%	12.83%	12.39%
Total capital ratio	15.81%	14.87%	14.41%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and expenses related to the secondary public offering of common stock.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$191,881	$1,859	3.84%	$182,140	$1,655	3.64%	$468,852	$5,771	4.90%
Loans and leases(1)	7,355,958	132,401	7.14%	7,220,834	128,199	7.12%	6,827,726	128,336	7.48%
Taxable securities	1,585,013	13,491	3.38%	1,650,463	13,806	3.36%	1,508,987	11,467	3.02%
Tax-exempt securities(2)	153,424	1,084	2.80%	154,719	1,098	2.85%	156,085	1,091	2.78%
Total interest-earning assets	$9,286,276	$148,835	6.36%	$9,208,156	$144,758	6.31%	$8,961,650	$146,665	6.51%
Allowance for credit losses - loans and leases	(109,877)			(106,278)			(101,001)
All other assets	540,521			531,939			513,200
TOTAL ASSETS	$9,716,920			$9,633,817			$9,373,849
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$834,763	$3,682	1.75%	$820,341	$3,551	1.74%	$754,586	$4,439	2.34%
Money market accounts	2,986,541	23,468	3.12%	2,905,465	22,749	3.14%	2,386,909	21,371	3.56%
Savings	495,506	136	0.11%	506,874	139	0.11%	495,541	190	0.15%
Time deposits	1,654,056	15,571	3.73%	1,810,909	17,941	3.97%	2,134,587	26,076	4.86%
Total interest-bearing deposits	5,970,866	42,857	2.85%	6,043,589	44,380	2.95%	5,771,623	52,076	3.59%
Other borrowings	307,457	1,502	1.94%	298,916	1,396	1.87%	474,498	3,919	3.29%
Subordinated notes and debentures	190,074	4,377	9.14%	145,175	2,781	7.68%	144,702	2,986	8.21%
Total borrowings	497,531	5,879	4.69%	444,091	4,177	3.77%	619,200	6,905	4.44%
Total interest-bearing liabilities	$6,468,397	$48,736	2.99%	$6,487,680	$48,557	3.00%	$6,390,823	$58,981	3.67%
Non-interest-bearing demand deposits	1,888,693			1,802,639			1,741,250
Other liabilities	151,540			164,944			182,148
Total stockholders’ equity	1,208,290			1,178,554			1,059,628
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,716,920			$9,633,817			$9,373,849
Net interest spread(3)			3.37%			3.31%			2.84%
Net interest income, fully taxable equivalent		$100,099			$96,201			$87,684
Net interest margin, fully taxable equivalent(2)(4)			4.28%			4.19%			3.89%
Less: Tax-equivalent adjustment		228	0.01%		231	0.01%		229	0.01%
Net interest income		$99,871			$95,970			$87,455
Net interest margin(4)			4.27%			4.18%			3.88%

Net loan accretion impact on margin		$2,528	0.11%		$2,978	0.13%		$2,982	0.13%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	September 30, 2025		June 30, 2025		September 30, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,234,986	30.0%	$2,184,187	29.8%	$2,040,072	29.7%
Residential real estate	552,984	7.4%	534,062	7.3%	497,034	7.2%
Construction, land development, and other land	412,032	5.6%	416,118	5.6%	415,636	6.0%
Commercial and industrial	2,804,434	37.7%	2,737,054	37.4%	2,476,177	36.0%
Installment and other	2,431	0.0%	2,984	0.0%	3,839	0.1%
Leasing financing receivables	750,531	10.1%	731,610	10.0%	711,233	10.3%
Total originated loans and leases	$6,757,398	90.8%	$6,606,015	90.1%	$6,143,991	89.3%
Purchased credit deteriorated loans:
Commercial real estate	$71,359	1.0%	$84,747	1.2%	$95,240	1.4%
Residential real estate	24,061	0.3%	27,076	0.4%	31,362	0.5%
Construction, land development, and other land	2,513	0.0%	2,487	0.0%	4	0.0%
Commercial and industrial	19,193	0.3%	17,428	0.2%	14,526	0.2%
Installment and other	81	0.0%	86	0.0%	110	0.0%
Total purchased credit deteriorated loans	$117,207	1.6%	$131,824	1.8%	$141,242	2.1%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$215,801	2.9%	$224,442	3.1%	$227,035	3.3%
Residential real estate	178,896	2.4%	172,570	2.4%	181,976	2.6%
Construction, land development, and other land	50,493	0.7%	61,897	0.8%	84,172	1.2%
Commercial and industrial	106,827	1.4%	113,609	1.6%	100,852	1.5%
Installment and other	14,133	0.2%	17,698	0.2%	32	0.0%
Leasing financing receivables	—	—	—	—	146	0.0%
Total acquired non-credit-deteriorated loans and leases	$566,150	7.6%	$590,216	8.1%	$594,213	8.6%
Total loans and leases	$7,440,755	100.0%	$7,328,055	100.0%	$6,879,446	100.0%
Allowance for credit losses - loans and leases	(105,717)		(107,727)		(98,860)
Total loans and leases, net of allowance for credit losses - loans and leases	$7,335,038		$7,220,328		$6,780,586

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	September 30,		June 30,		September 30,
(dollars in thousands)	2025		2025		2024
ACL - loans and leases, beginning of period	$107,727		$100,420		$99,730
Adjustment for acquired PCD loans	—		3,206		—
Provision for credit losses - loans and leases	5,097		11,757		7,597
Net charge-offs - loans and leases	(7,107)		(7,656)		(8,467)
ACL - loans and leases, end of period	$105,717		$107,727		$98,860
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.38%		0.43%		0.49%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	0.72	x	1.54	x	0.90x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				September 30, 2025
				Change from
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024
Non-performing assets:
Non-accrual loans and leases	$63,158	$67,552	$70,507	(6.5)%	(10.4)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$63,158	$67,552	$70,507	(6.5)%	(10.4)%
Other real estate owned	4,220	4,946	532	(14.7)%	692.8%
Total non-performing assets	$67,378	$72,498	$71,039	(7.1)%	(5.2)%
Total non-performing loans and leases as a percentage of total loans and leases	0.85%	0.92%	1.02%
Total non-performing assets as a percentage of total assets	0.69%	0.75%	0.75%
Allowance for credit losses - loans and leases as a percentage of non-performing loans and leases	167.38%	159.47%	140.21%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$8,417	$8,819	$11,332	(4.6)%	(25.7)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$8,417	$8,819	$11,332	(4.6)%	(25.7)%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.74%	0.80%	0.86%
Total non-performing assets not guaranteed as a percentage of total assets	0.60%	0.66%	0.63%

The following table presents the composition of deposits at the dates indicated:

				September 30, 2025
				Change from
(dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	June 30, 2025	September 30, 2024
Non-interest-bearing demand deposits	$1,932,869	$1,773,229	$1,729,908	9.0%	11.7%
Interest-bearing checking accounts	868,922	857,460	749,721	1.3%	15.9%
Money market demand accounts	2,957,995	2,996,684	2,426,522	(1.3)%	21.9%
Other savings	488,894	501,020	489,618	(2.4)%	(0.1)%
Time deposits (below $250,000)	1,151,764	1,216,990	1,639,658	(5.4)%	(29.8)%
Time deposits ($250,000 and above)	427,753	465,096	462,460	(8.0)%	(7.5)%
Total deposits	$7,828,197	$7,810,479	$7,497,887	0.2%	4.4%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted non-interest expense, adjusted non-interest expense excluding amortization of intangible assets, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax equivalent net interest income, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision net income, adjusted pre-tax pre-provision net income, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible common equity, tangible assets, tangible net income available to common stockholders, adjusted tangible net income available to common stockholders, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2025	2025	2024
Net income and earnings per share excluding significant items:
Reported Net Income	$37,200	$30,082	$30,328
Significant items:
Merger-related expenses	—	4,450	411
Secondary public offering of common stock expenses	—	413	—
Loss on extinguishment of debt	843	—	—
Tax benefit	(221)	(1,117)	(32)
Adjusted Net Income	$37,822	$33,828	$30,707
Reported Diluted Earnings per Share	$0.82	$0.66	$0.69
Significant items:
Merger-related expenses	—	0.10	0.01
Secondary public offering of common stock expenses	—	0.01	—
Loss on extinguishment of debt	0.02	—	—
Tax benefit	(0.01)	(0.02)	—
Adjusted Diluted Earnings per Share	$0.83	$0.75	$0.70

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	September 30,	June 30,	September 30,
ratios annualized, where applicable)	2025	2025	2024
Adjusted non-interest expense:
Non-interest expense	$60,518	$59,602	$54,327
Less: Merger-related expenses	—	4,450	411
Less: Secondary public offering of common stock expenses	—	413	—
Less: Loss on extinguishment of debt	843	—	—
Adjusted non-interest expense	$59,675	$54,739	$53,916
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$59,675	$54,739	$53,916
Less: Amortization of intangible assets	1,494	1,499	1,345
Adjusted non-interest expense excluding amortization of intangible assets	$58,181	$53,240	$52,571
Pre-tax pre-provision net income:
Pre-tax income	$49,919	$38,928	$40,038
Add: Provision for credit losses	5,298	11,923	7,475
Pre-tax pre-provision net income	$55,217	$50,851	$47,513
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$55,217	$50,851	$47,513
Add: Merger-related expenses	—	4,450	411
Add: Secondary public offering of common stock expenses	—	413	—
Add: Loss on extinguishment of debt	843	—	—
Adjusted pre-tax pre-provision net income	$56,060	$55,714	$47,924
Tax equivalent net interest income:
Net interest income	$99,871	$95,970	$87,455
Add: Tax-equivalent adjustment	228	231	229
Net interest income, fully taxable equivalent	$100,099	$96,201	$87,684
Total revenue:
Net interest income	$99,871	$95,970	$87,455
Add: Non-interest income	15,864	14,483	14,385
Total revenue	$115,735	$110,453	$101,840
Tangible common stockholders' equity:
Total stockholders' equity	$1,237,682	$1,192,416	$1,096,312
Less: Goodwill and other intangibles	202,014	203,508	199,443
Tangible common stockholders' equity	$1,035,668	$988,908	$896,869
Tangible assets:
Total assets	$9,812,375	$9,720,218	$9,424,316
Less: Goodwill and other intangibles	202,014	203,508	199,443
Tangible assets	$9,610,361	$9,516,710	$9,224,873
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,208,290	$1,178,554	$1,059,628
Less: Average goodwill and other intangibles	202,723	203,767	200,091
Average tangible common stockholders' equity	$1,005,567	$974,787	$859,537
Average tangible assets:
Average total assets	$9,716,920	$9,633,817	$9,373,849
Less: Average goodwill and other intangibles	202,723	203,767	200,091
Average tangible assets	$9,514,197	$9,430,050	$9,173,758
Tangible net income:
Net income	$37,200	$30,082	$30,328
Add: After-tax intangible asset amortization	1,103	1,107	986
Tangible net income	$38,303	$31,189	$31,314
Adjusted tangible net income:
Tangible net income	$38,303	$31,189	$31,314
Add: Merger-related expenses	—	4,450	411
Add: Secondary public offering of common stock expenses	—	413	—
Add: Loss on extinguishment of debt	843	—	—
Add: Tax benefit on significant items	(221)	(1,117)	(32)
Adjusted tangible net income	$38,925	$34,935	$31,693

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	September 30,	June 30,	September 30,
data, ratios annualized, where applicable)	2025	2025	2024
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$55,217	$50,851	$47,513
Average total assets	9,716,920	9,633,817	9,373,849
Pre-tax pre-provision return on average assets	2.25%	2.12%	2.02%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$56,060	$55,714	$47,924
Average total assets	9,716,920	9,633,817	9,373,849
Adjusted pre-tax pre-provision return on average assets	2.29%	2.32%	2.03%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$100,099	$96,201	$87,684
Total average interest-earning assets	9,286,276	9,208,156	8,961,650
Net interest margin, fully taxable equivalent	4.28%	4.19%	3.89%
Non-interest income to total revenues:
Non-interest income	$15,864	$14,483	$14,385
Total revenues	115,735	110,453	101,840
Non-interest income to total revenues	13.71%	13.11%	14.13%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$59,675	$54,739	$53,916
Average total assets	9,716,920	9,633,817	9,373,849
Adjusted non-interest expense to average assets	2.44%	2.28%	2.29%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$58,181	$53,240	$52,571
Total revenues	115,735	110,453	101,840
Adjusted efficiency ratio	50.27%	48.20%	51.62%
Adjusted return on average assets:
Adjusted net income	$37,822	$33,828	$30,707
Average total assets	9,716,920	9,633,817	9,373,849
Adjusted return on average assets	1.54%	1.41%	1.30%
Adjusted return on average stockholders' equity:
Adjusted net income	$37,822	$33,828	$30,707
Average stockholders' equity	1,208,290	1,178,554	1,059,628
Adjusted return on average stockholders' equity	12.42%	11.51%	11.53%
Tangible common equity to tangible assets:
Tangible common equity	$1,035,668	$988,908	$896,869
Tangible assets	9,610,361	9,516,710	9,224,873
Tangible common equity to tangible assets	10.78%	10.39%	9.72%
Return on average tangible common stockholders' equity:
Tangible net income	$38,303	$31,189	$31,314
Average tangible common stockholders' equity	1,005,567	974,787	859,537
Return on average tangible common stockholders' equity	15.11%	12.83%	14.49%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income	$38,925	$34,935	$31,693
Average tangible common stockholders' equity	1,005,567	974,787	859,537
Adjusted return on average tangible common stockholders' equity	15.36%	14.37%	14.67%
Tangible book value per share:
Tangible common equity	$1,035,668	$988,908	$896,869
Common shares outstanding	45,859,977	45,866,649	44,384,706
Tangible book value per share	$22.58	$21.56	$20.21